Exhibit 8.1

List of Principal Subsidiaries and VIEs of the Registrant

Principal Subsidiaries	Place of Incorporation
Momo Technology HK Company Limited	Hong Kong

SpaceCape Inc.	Cayman Islands

Tantan Limited	Cayman Islands

QOOL Media Inc.	Cayman Islands

Tantan Hong Kong Limited	Hong Kong

QOOL Media Hong Kong Limited	Hong Kong

SpaceCape Technology Pte. Ltd.	Singapore

Tantan Technology (Beijing) Co., Ltd.	Mainland China

Beijing Yiliulinger Information Technology Co., Ltd.	Mainland China

Beijing Momo Information Technology Co., Ltd.	Mainland China

QOOL Media Technology (Tianjin) Co., Ltd.	Mainland China

Beijing Wozaixiangxiang Information Technology Co., Ltd	Mainland China

VIEs

Beijing Momo Technology Co., Ltd.	Mainland China

Tantan Culture Development (Beijing) Co., Ltd.	Mainland China

Hainan Miaoka Network Technology Co., Ltd.	Mainland China

QOOL Media (Tianjin) Co., Ltd.	Mainland China

Beijing Top Maker Culture Co., Ltd.	Mainland China

Beijing Perfect Match Technology Co., Ltd.	Mainland China

SpaceTime (Beijing) Technology Co., Ltd.	Mainland China

Tianjin Nishuodedoudui Technology Co., Ltd.	Mainland China

Hainan Yilingliuer Network Technology Co., Ltd.	Mainland China

Subsidiaries of the VIEs

Tianjin Apollo Exploration Culture Co., Ltd.	Mainland China

Chengdu Momo Technology Co., Ltd.	Mainland China

Loudi Momo Technology Co., Ltd.	Mainland China

Tianjin Heer Technology Co., Ltd.	Mainland China